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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                        Contact:  James M. Greenwood
---------------------                                  Senior Vice President and
                                                         Chief Financial Officer
                                                       (972) 484-2700


                        OCCUSYSTEMS ANNOUNCES PROPOSED
                    PRIVATE PLACEMENT OF CONVERTIBLE NOTES

DALLAS, Texas (December 3, 1996) - OccuSystems, Inc. (Nasdaq/NM:OSYS) today announced that it intends to make a Rule 144A offering of $85 million aggregate principal amount of unsecured convertible subordinated notes due 2001. The Company also intends to grant the initial purchasers in the offering an over-allotment option to purchase an additional $12,750,000 of such notes. The Company intends to use the net proceeds of the offering to repay bank indebtedness incurred in connection with acquisitions and for general corporate purposes, including the funding of potential future acquisitions.

     The notes and underlying common stock have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

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